REDUX
HOLDINGS

November 16, 2006

Mr. Philip Seifert
Liberty Company Financial, LLC (Liberty")
1364 Beverly Road, Suite 302
McLean, VA 22101

Dr. Mr. Seifert:

This letter agreement memorializes the following agreement between Redux Holdings, Inc, and Liberty.

Redux agrees to issue 28,116 shares of Redux Holdings, Inc. common stock, par value $.001 per share (the "Redux Common"), to Liberty and in exchange therefore, Liberty agrees to transfer simultaneously to Redux, the following:

1. 500,000 shares of Naturade Common Stock, par value .0001 per share (Naturade Common').
2. Warrants to purchase 3,647,743 shares of Naturade Common at $.08 per share, to be retired.

The authorized equity securities of Redux consist of 100 million shares of common stock, par value $.001 per share, of which 29,574,110 million are issued and outstanding. Upon issuance to Liberty, the Redux Common will be duly and validly issued, fully paid and non-assessable, and Liberty will receive good title thereto, free and clear of all encumbrances

Liberty acknowledges that it is an "Accredited Investor," as defined under Rule 501 of Regulation D of the Securities Act of 1933, as amended. Redux acknowledges that it is an "Accredited Investor," as defined under Rule 501 of Regulation D of the Securities Act of 1933, as amended (the "Securities Act").

The Redux Common issued to Liberty will be subject to a lock-up for a two year period from the date of issuance of said shares, and accordingly Liberty will not be able to sell, pledge or hypothecate such Redux Common for such two year period. After the expiration of the two year period following the issuance, sales of Redux Common by Liberty shall be subject to Rule 144 and shall have a legend on each share certificate substantially as follows:

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS COMPLIANCE WITH THE REGISTRATION PROVISIONS OF SUCH ACT HAS BEEN MADE OR AN OPINION OF COUNSEL HAS BEEN ISSUED REASONABLY SATISFACTORY TO REDUX HOLDINGS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

If at any time Redux proposes to file a registration statement under the Securities Act with respect to an offering by Redux for its own account or for the account of any of its respective security holders (other than a registration statement on Form S-4 or S-8,or any substitute form that may be adopted by the SEC)), then Redux shall give prompt written notice of such proposed filing to Liberty as soon as practicable (but in no event less than 20 days before the anticipated filing date), and such notice shall offer Liberty the opportunity to register such number of shares of Redux Common as Liberty may request which were issued under this Letter Agreement (which request shall specify the number of shares

of Redux Common intended to be disposed of by Liberty and the intended method of distribution thereof) (a "Piggy-Back Registration"). Liberty must furnish such request to Redux 10 days after receipt of Redux's written notice of the proposed registration. Redux shall use its best efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit such Redux Common requested to be included in a Piggy-Back Registration to be included on the same terms and conditions as any similar securities of Redux or any other security holder included therein and to permit the sale or other disposition of such Redux Common in accordance with the intended method of distribution thereof. Liberty shall have the right to withdraw its request for inclusion of its Redux Common in any registration statement by giving written notice to Redux of its request to withdraw. Redux may withdraw a Piggy-Back Registration at any time prior to the time it becomes effective. In the event of Redux's withdrawal, Redux shall be responsible for all fees and expenses (including fees and expenses of counsel) incurred by Liberty prior to such withdrawal., The Holders shall have the right to participate in a Piggy-Back Registration on no more than two occasions (excluding for such purpose an offering that is withdrawn by the Company or is otherwise not completed). Notwithstanding anything to the contrary contained herein, if the managing underwriter or underwriters of any underwritten have informed Liberty, in writing, that it is their opinion that the total number of shares which Redux and any other persons desiring to participate in such registration intend to include in such offering is such as to materially and adversely affect the success of such offering, including the price at which the securities could be sold, Redux shall include in the registration the maximum number of securities which it is so advised can be sold without the adverse effect, allocated as follows: (i) first, all securities proposed to be issued by Redux for its own account; and (ii) second, any other securities proposed to be registered by Redux other than for its own account, including, without limitation, Redux Common duly requested to be included in the registration and securities proposed to be registered by the Company pursuant to the exercise by any person, other than Liberty , of a "piggy-back" right requesting the registration of shares of Redux Common pursuant to an agreement with the Company, allocated pro rata among Liberty and such other persons on the basis of the relative number of registrable securities or other securities that each holder or other person has duly requested to be included in such registration. All registration expenses shall be borne by Redux and all selling expenses relating to Redux Common on behalf of Liberty shall be borne by Liberty. Redux agrees to cooperate with Liberty in connection with all resales pursuant to effective registration statements, Rule 144(d) and Rule 144(k) and provide legal opinions necessary to allow such resales provided Redux and its counsel receive reasonably requested representations from Liberty and broker, if any.

Very truly yours,

REDUX HOLDINGS, INC.

By: [signature]
Name: Adam Michelin
Title: Chairman of the Board and Chief Executive Officer

Agreed to as of the above date:
Liberty Company Financial, LLC

By: [signature]
Name: Philip A. Seifert
Title: Chairman and CEO

Certified of Acknowledgement :
County/City of Loudoun
Commonwealth of Virginia
The foregoing instrument was acknowledged before me this 21 day of November 2006
by Philip August Seifert
(name of person seeking acknowledgement)
[signature]
Notary Public
My commission expires : 6/30/09